Exhibit 10.2

MORTGAGE AND SECURITY AGREEMENT

THIS MORTGAGE AND SECURITY AGREEMENT (this “Mortgage”) is executed on the 17th day of February, 2004 and effective as of February 19, 2004, by DOVER INTERNATIONAL SPEEDWAY, INC., formerly known as Dover Downs International Speedway, Inc. (the “Mortgagor”), with an address at 1131 North Dupont Highway, P.O. Box 843, Dover, Delaware 19903 in favor of MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY (the “Mortgagee”) as Agent under the Credit Agreement (as defined herein) for the ratable benefit of each of the financial institutions (“Banks”) as are, or may from time to time become, parties to the Credit Agreement, with an address at 2 Hopkins Plaza, 5th Floor, Baltimore, Maryland 21201.

WHEREAS, the Mortgagor, together with DOVER MOTORSPORTS, INC., GATEWAY INTERNATIONAL MOTORSPORTS CORPORATION, GATEWAY INTERNATIONAL SERVICES CORPORATION, GRAND PRIX ASSOCIATION OF LONG BEACH, INC., MEMPHIS INTERNATIONAL MOTORSPORTS CORPORATION, M&N SERVICES CORP. and NASHVILLE SPEEDWAY USA, INC. (collectively, “Borrowers”), the Banks and the Mortgagee, as agent for the Banks, are parties to a Credit Agreement of even date herewith (as the same may be amended, supplemented or otherwise modified, the “Credit Agreement”);

WHEREAS, pursuant to the Credit Agreement, the Borrowers have executed and delivered to the Banks certain promissory notes evidencing loans under the Credit Agreement in the aggregate principal amount of up to Seventy Million Dollars ($70,000,000.00) (as amended, supplemented or otherwise modified, collectively, the “Notes”);

WHEREAS, one or more of the Borrowers is now or may hereafter be obligated to one or more of the Banks in connection with Letters of Credit (as defined in the Credit Agreement) and Interest Rate Protection Agreements (as defined in the Credit Agreement);

WHEREAS, as a condition of entering into the Credit Agreement and providing the credit facilities evidenced by the Notes and the Letters of Credit, the Banks have required that the Mortgagor execute and deliver this Mortgage as collateral security for the obligations of the Borrowers under the Credit Agreement, the Letters of Credit, the Interest Rate Protection Agreements and the Notes.

WHEREAS, the Mortgagor is the owner of a certain tract or parcel of land described in Exhibit A attached hereto and made a part hereof, together with the improvements now or hereafter erected thereon; and

NOW, THEREFORE, for the purpose of securing the payment and performance of the following obligations (collectively called the “Obligations”):

(A) the Notes and all other loans, advances, debts, liabilities, obligations, covenants and duties owing by the Mortgagor or any of the Borrowers to the Mortgagee and the Banks of any kind or nature, present or future (including, without limitation, any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Mortgagor or any of the Borrowers, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, arising under or in connection with the Credit Agreement, the Notes, any Letter of Credit (as defined in the Credit Agreement), any Interest Rate Protection Agreement (as defined in the Credit Agreement) by and between the Borrowers (or any of them) and any of the Banks or any affiliate thereof or any other Loan Document (as defined in the Credit Agreement), whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, and any amendments, extensions, renewals or increases and all costs and expenses of the Mortgagee, the Banks or any affiliate thereof incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including reasonable, attorneys’ fees and expenses already delivered.

(B) Any sums advanced by the Mortgagee or the Banks or which may otherwise become due pursuant to the provisions of the Credit Agreement, the Notes, the Letters of Credit, the other Loan Documents or this Mortgage or pursuant to any other document or instrument at any time delivered to the Mortgagee or the Banks or any affiliate thereof to evidence or secure any of the Obligations or which otherwise relate to any of the Obligations (as the same may be amended, supplemented or replaced from time to time, the “Loan Documents”).

The Mortgagor, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound hereby, does hereby give, grant, bargain, sell, convey, presently assign, transfer, mortgage, hypothecate, pledge, set over and confirm unto the Mortgagee and its successors and assigns, all of the Mortgagor’s estate, right, title, interest, property, claim and demand, now owned or held or hereafter acquired or arising, in and to the following property and rights (the “Property”):

(a) the land and premises described in Exhibit A attached hereto, together with all of the easements, rights of way, privileges, liberties, hereditaments, gores, streets, alleys, passages, ways, waters, watercourses, rights and appurtenances thereunto belonging or appertaining, and all of the Mortgagor’s estate, right, title, interest, claim and demand therein and in the public streets and ways adjacent thereto, either at law or in equity (the “Land”);

(b) all the buildings, structures, improvements and fixtures of every kind and description owned by the Mortgagor or in which the Mortgagor has an interest now or hereafter erected or placed on the Land (the “Improvements”);

(c) all written and oral leases and rental agreements now or hereafter affecting the Land or Improvements;

(d) all the remainder or remainders, reversion or reversions, rents, revenues, issues, profits, royalties, income and other benefits derived from any of the foregoing (the “Rents”; and

(e) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims.

To have and to hold the same unto the Mortgagee, its successors and assigns, forever.

Provided, however, that if the Mortgagor shall pay to the Mortgagee the Obligations, and if the Mortgagor and the Borrowers shall keep and perform each of their other covenants, conditions and agreements set forth herein and in the other Loan Documents, then, upon the termination of all obligations, duties and commitments of the Mortgagor and the Borrowers under the Obligations and this Mortgage, and subject to the provisions of the Paragraph entitled “Survival; Successors and Assigns,” the estate hereby granted and conveyed shall become null and void.

This Mortgage is given for the purpose of creating a lien on real property in order to secure not only existing indebtedness, but also future advances, whether such advances are obligatory or to be made at the option of the Mortgagee, the Banks (or their affiliates), or otherwise, and whether made before or after default or maturity or other similar events, to the same extent as if such future advances were made on the date of the execution hereof, although there may be no advance made at the time of the execution hereof and although there may be no indebtedness outstanding at the time any advance is made. The types of future advances secured by and having priority under this Mortgage shall be those set forth herein and in the other Loan Documents (the terms of which are incorporated herein by reference) including (i) advances and readvances of principal, (ii) Letters of Credit and all reimbursement obligations in connection therewith, (iii) obligations under Interest Rate Protection Agreements, and (iv) disbursements and other advances for the payment of taxes and municipal assessments, maintenance charges, insurance premiums or costs relating to the Property, for the discharge of liens having priority over the lien of this Mortgage, for the curing of waste of the Property, for indemnification obligations regarding environmental liabilities of the Property and for the payment of service charges and expenses incurred by reason of default by any of the Borrowers, including late charges, attorneys’ fees and court costs, together with interest thereon. The lien of this Mortgage, as to third persons with or without actual knowledge thereof, shall be valid as to all such indebtedness and future advances, from the date of recordation, in accordance with the provisions of 25 Del. C. Section 2118, as the same may hereafter be amended and the laws of the state in which the Property is situated. The total amount of the indebtedness secured by this Mortgage may decrease or increase from time to time, but the total unpaid principal balance at any one time shall not exceed the maximum principal amount of the Total Commitment (as defined in the Credit Agreement). Notwithstanding the reduction of the amount(s) secured hereby at any time to zero, this Mortgage shall remain in full force and effect until such time as satisfaction is filed of record by the Mortgagee. The Mortgagor shall pay all costs of recording and satisfaction.

1. Representations and Warranties. The Mortgagor represents and warrants to the Mortgagee that the Mortgagor has good and marketable title to an estate in fee simple absolute in the Land and Improvements and has all right, title and interest in all other property constituting a part of the Property, in each case free and clear of all liens and encumbrances subject only to those matters set forth on Exhibit B hereto.1 This Mortgage is a valid and enforceable first lien on the Property (except as set forth on Exhibit B), and the Mortgagee shall, subject to the Mortgagor’s right of possession prior to an Event of Default, quietly enjoy and possess the Property. The Mortgagor shall preserve such title as it warrants herein and the validity and priority of the lien hereof and shall forever warrant and defend the same to the Mortgagee against the claims of all persons.

2. Affirmative Covenants. Until all of the Obligations shall have been fully paid, satisfied and discharged, the Mortgagor shall:

(a) Payment and Performance of Obligations. Pay or cause to be paid and perform all Obligations when due as provided in the Loan Documents.

(b) Legal Requirements. Promptly comply with and conform to all present and future laws, statutes, codes, ordinances, orders and regulations and all covenants, restrictions and conditions which may be applicable to the Mortgagor or to any of the Property except where the failure to do so will not have a materially adverse effect on the Mortgagor, any Borrower or the Property (the “Legal Requirements”).

(c) Impositions. Before interest or penalties are due thereon and otherwise when due, the Mortgagor shall pay all taxes of every kind and nature, all charges for any easement or agreement maintained for the benefit of any of the Property, all general and special assessments (including any condominium or planned unit development assessments, if any), levies, permits, inspection and license fees, all water and sewer rents and charges, and all other charges and liens, whether of a like or different nature, imposed upon or assessed against the Mortgagor or any of the Property (the “Impositions”). The Mortgagor’s obligations to pay the Impositions shall survive the Mortgagee’s taking title to the Property through foreclosure, deed-in-lieu or otherwise.

(d) Use of Property. Use, and permit others to use, the Property, other than the Rents, only for its present use or such other uses as permitted by applicable Legal Requirements. The Mortgagor shall keep such Property in good condition and order and in an operational state of repair and will make or cause to be made, as and when necessary, all repairs, renewals, and replacements, structural and nonstructural, exterior and interior, foreseen and unforeseen, ordinary and extraordinary. The Mortgagor shall not remove, demolish or, except in the ordinary course of the Mortgagor’s business, alter the Property nor commit or suffer waste with respect thereto, nor permit the Property to become deserted or abandoned. The Mortgagor covenants and agrees not to take or permit any action with respect to the Property which will in any manner impair the security of this Mortgage.

[1]	Exhibit B will include easements or other encumbrances of record from the title report.

3. Leases. Except in the ordinary course of the Mortgagor’s business, the Mortgagor shall not enter into any leases, licenses or other occupancy agreements with respect to the Property or any portion thereof.

4. No Transfer. The Mortgagor shall not sell, convey, pledge, mortgage or otherwise transfer any interest in the Property or any portion thereof (whether voluntarily or by operation of law), or agree to do so, without the Mortgagee’s prior written consent, including (a) any sale, conveyance, assignment, or other transfer of (including installment land sale contracts), or the grant of a security interest in, all or any part of the legal or equitable title to the Property, excluding repairs or replacements in the ordinary course of business; (b) any lease of all or substantially all of the Property other than the lease between Mortgagee and Dover Downs Inc. dated January 14, 2002; or (c) any sale, conveyance, assignment, or other transfer of, or the grant of a security interest in, any share of stock of the Mortgagor, if a corporation or any partnership interest in the Mortgagor, if a partnership, or any membership interest, if a limited liability entity, except in favor of the Mortgagee.

5. Insurance. The Mortgagor shall keep the Property, other than the Rents, continuously insured, in an amount not less than the cost to replace such Property or an amount not less than eighty percent (80%) of the full insurable value of such Property, whichever is greater, against loss or damage by fire, with extended coverage and against other hazards as is typical for similar businesses. With respect to any property under construction or reconstruction, the Mortgagor shall maintain builder’s risk insurance. The Mortgagor shall also maintain commercial general public liability insurance, in an amount of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) general aggregate per location, which includes contractual liability insurance for the Mortgagor’s obligations under the Leases, and worker’s compensation insurance. All property and builder’s risk insurance shall include protection for continuation of such income for a period of twelve (12) months, in the event of any damage caused by the perils referred to above. All policies, including policies for any amounts carried in excess of the required minimum and policies not specifically required by the Mortgagee, shall be with an insurance company or companies reasonably satisfactory to the Mortgagee, shall be in form reasonably satisfactory to the Mortgagee, shall meet all coinsurance requirements of the Mortgagee, shall be maintained in full force and effect, shall be endorsed with a standard mortgagee/loss payee clause in favor of the Mortgagee in the case of the property and builder’s risk insurance, and shall provide for at least thirty (30) days notice of cancellation, termination or non-renewal to the Mortgagee. Such insurance shall also name the Mortgagee, as Agent, as an additional insured under the commercial general public liability policy and the Mortgagor shall also deliver to the Mortgagee a copy of the replacement cost coverage endorsement. If the Property, other than the Rents, is located in an area which has been identified by any governmental agency, authority or body as a flood hazard area or the like, then the Mortgagor shall maintain a flood insurance policy covering such Property in an amount not less than the original principal amount of the Total Commitment or the maximum limit of coverage available under the federal program, whichever amount is less, as such other amount as shall be agreed by Mortgagee and Mortgagor.

6. Rights of Mortgagee to Insurance Proceeds. If any act or occurrence of any kind or nature (including any casualty for which insurance was not obtained or obtainable) shall result in damage to or destruction of the Property (such event being called a “Loss”), Mortgagor will give prompt written notice thereof to Mortgagee. All insurance proceeds paid or payable in connection with any Loss shall be paid to Mortgagee and applied, in accordance with the terms of the Credit Agreement, either (A) to restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to such Loss, or (B) to the payment of the Obligations in such order as Mortgagee may elect.

7. Installments for Insurance, Taxes and Other Charges.

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8. Condemnation. If the Property, or any part thereof, shall be condemned for any reason, including without limitation fire or earthquake damage, or otherwise taken for public or quasi-public use under the power of eminent domain, or be transferred in lieu thereof, all damages or other amounts awarded for the taking of, or injury to, the Property shall be paid to Mortgagee who shall have the right, in its sole and absolute discretion, to apply the amounts so received against (a) the costs and expenses of Mortgagee, including attorneys’ fees incurred in connection with collection of such amounts, and (b) the balance against the Obligations; provided, however, that notwithstanding the foregoing to the contrary, the condemnation proceeds received shall be used to repair or replace the Property as nearly as possible to its value, condition and character immediately prior to such taking: (a) in the event the aggregate amount of such proceeds in connection with any condemnation award is in an amount not exceeding One Million Dollars ($1,000,000.00) and no Event of Default has occurred and is continuing, in which event such proceeds shall be delivered by the Mortgagee to the Mortgagor who shall provide the Mortgagee with evidence of the repair or replacement of the Property within six (6) months of the delivery of such proceeds to the Mortgagor; or (b) in the event the aggregate amount of the condemnation proceeds is in excess of One Million Dollars ($1,000,000.00) if (i) no Event of Default has occurred and is continuing hereunder, and (ii) the available condemnation proceeds (together with any deposit posted by the Mortgagor to augment any deficiency in such proceeds) are, in the Mortgagee’s reasonable judgment, sufficient to fully and completely restore, repair, or replace the Property, in which event the Mortgagee shall hold the insurance proceeds (together with any deposit made by the Mortgagor pursuant to the terms hereof) in an account with the Mortgagee which shall serve as collateral for the Obligations, and shall, upon the request of the Mortgagor, make disbursements from such account to make payment for the costs incurred by the Mortgagor in connection with the repair or replacement of the Property upon receipt of invoices or other evidence of the incurring of such costs and expenses. In the event the repair or replacement of damaged Property includes the construction of improvements to the Land, the Mortgagee may require that disbursements be made in accordance with standard construction lending practices. To enforce its rights hereunder, Mortgagee shall be entitled to participate in and control any condemnation proceedings and to be represented therein by counsel of its own choice, and Mortgagor will deliver, or cause to be delivered to Mortgagee such instruments as may be requested by it from time to time to permit such participation.

9. Environmental Matters. (a) For purposes of this Section 9, the term “Environmental Laws” shall mean all federal, state and local laws, regulations and orders, whether now or in the future enacted or issued, pertaining to the protection of land, water, air, health, safety or the environment. The term “Regulated Substances” shall mean all substances regulated by Environmental Laws or the presence of which may require investigation, notification or remediation under any Environmental Laws. The term “Contamination” shall mean the discharge, release, emission, disposal or escape of any Regulated Substances into the environment other than with respect to Regulated Substances customarily used in the ordinary course of the Mortgagor’s business as to which the Mortgagor remains in compliance with all applicable Environmental Laws relating to the receipt, handling, use, storage, treatment, shipment or disposal of the same (“Permitted Substances”).

(b) The Mortgagor shall ensure, at its sole cost and expense, that the Property, other than the Rents, and the conduct of all operations and activities thereon comply and continue to comply in all material respects with all Environmental Laws. The Mortgagor shall notify the Mortgagee promptly and in reasonable detail in the event that the Mortgagor becomes aware of any material violation of any Environmental Laws, the presence or release of any Contamination with respect to such Property, or any governmental or third party claims relating to the environmental condition of such Property or the conduct of operations or activities thereon.

(c) The Mortgagee shall not be liable for, and the Mortgagor shall indemnify, defend and hold the Mortgagee, the Banks and all of their affiliates, officers, directors, employees and agents, and all of their respective successors and assigns harmless from and against all losses, costs, liabilities, damages, fines, claims, penalties and expenses (including reasonable attorneys’, consultants’ and contractors’ fees, costs incurred in the investigation, defense and settlement of claims, as well as costs incurred in connection with the investigation, remediation or monitoring of any Regulated Substances or Contamination) that the Mortgagee or any of them may suffer or incur (including as holder of the Mortgage, as mortgagee in possession or as successor in interest to the Mortgagor as owner of the Property by virtue of a foreclosure or acceptance of a deed in lieu of foreclosure) as a result of or in connection with (i) any Environmental Laws (including the assertion that any lien existing or arising pursuant to any Environmental Laws takes priority over the lien of the Mortgage); (ii) the breach of any representation, warranty, covenant or undertaking by the Mortgagor in this Section 9; (iii) the presence on or the migration of any Contamination or Regulated Substances on, under or through the Property; or (iv) any litigation or claim by the government or by any third party in connection with the environmental condition of the Property or the presence or migration of any Regulated Substances or Contamination on, under, to or from the Property.

10. Inspection of Property. Following prior reasonable notice, the Mortgagee shall have the right to enter the Property at any reasonable hour for the purpose of inspecting the order, condition and repair of the buildings and improvements erected thereon, as well as the conduct of operations and activities on the Property. In addition to the foregoing inspection right, following an Event of Default, the Mortgagee may enter the Property (and cause the Mortgagee’s employees, agents and consultants to enter the Property), upon prior notice to the Mortgagor, to conduct, the expense of the Mortgagor, any and all environmental testing deemed appropriate by the Mortgagee in its sole discretion. The environmental testing shall be accomplished by whatever means the Mortgagee may deem appropriate, including the taking of soil samples and the installation of ground water monitoring wells or other intrusive environmental tests. As used in this paragraph, the term “Property” shall not include the Rents.

11. Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder: (a) any Event of Default (as defined in the Credit Agreement); (b) an uninsured material loss, theft, damage, or destruction to any of the Property; (c) failure by Mortgagor to comply with any of the covenants or agreements contained in this Mortgage; (d) the failure of the Mortgagee to have a mortgage lien on the Property, with the priority required under Section 1; or (e) foreclosure proceedings are instituted against the Property upon any other lien or claim, whether alleged to be superior or junior to the lien of this Mortgage.

12. Rights and Remedies of Mortgagee. If an Event of Default occurs, the Mortgagee shall have all of the rights afforded it at law or in equity, including, without limitation, the Mortgagee may, at its option and without demand, notice or delay, do one or more of the following:

(a) The Mortgagee may (i) enter and take possession of the Property or any part thereof, exclude the Mortgagor and all persons claiming under the Mortgagor wholly or partly therefrom, and operate, use, manage and control the same, or cause the same to be operated by a person selected by the Mortgagee, either in the name of Mortgagor or otherwise, (ii) institute an action for the foreclosure of this Mortgage and the sale of the Property pursuant to the judgment or decree of a court of competent jurisdiction, (iii) sue out and issue forthwith a writ of Scire Facias on this Mortgage and proceed thereon against the Property and the interests of the Mortgagor therein to execution and sale for the collection and recovery of the Obligations, (iv) institute and maintain an action on any instruments evidencing the Obligations or any portion thereof, and (vi) take such other action at law or in equity for the enforcement of any of the Loan Documents as the law may allow, and in each such action the Mortgagee shall be entitled to all costs of suit and attorneys fees.

(b) The Mortgagee may, in its sole and absolute discretion collect any or all of the Rents, including any Rents past due and unpaid. The Mortgagee may exercise any right under this subsection (b), whether or not the Mortgagee shall have entered into possession of any of the Property, and nothing herein contained shall be construed as constituting the Mortgagee a “mortgagee in possession,” unless the Mortgagee shall have entered into and shall continue to be in actual possession of the Property.

(c) The Mortgagee shall have the right, in connection with the exercise of its remedies hereunder, to the appointment of a receiver to take possession and control of the Property or to collect the Rents, without notice and without regard to the adequacy of the Property to secure the Obligations. A receiver while in possession of the Property shall have the right to make repairs and to make improvements necessary or advisable in its or his opinion to preserve the Property, or to make and keep them rentable to the best advantage, and the Mortgagee may advance moneys to a receiver for such purposes. Any moneys so expended or advanced by the Mortgagee or by a receiver shall be added to and become a part of the Obligations secured by this Mortgage.

13. Application of Proceeds. The Mortgagee shall apply the proceeds of any foreclosure sale of, or other disposition or realization upon, or Rents or profits from, the Property to satisfy the Obligations in such order of application as the Mortgagee shall determine in its exclusive discretion.

14. Mortgagee’s Right to Protect Security. The Mortgagee is hereby authorized to do any one or more of the following, irrespective of whether an Event of Default has occurred: (a) appear in and defend any action or proceeding purporting to affect the security hereof or the Mortgagee’s rights or powers hereunder; (b) purchase such insurance policies covering the Property as it may elect if the Mortgagor fails to maintain the insurance coverage required hereunder; and (c) take such action as the Mortgagee may determine to pay, perform or comply with any Impositions or Legal Requirements, to cure any Events of Default and to protect its security in the Property.

15. Appointment of Mortgagee as Attorney-in-Fact. The Mortgagee, or any of its officers, is hereby irrevocably appointed, following the occurrence of an Event of Default, attorney-in-fact for the Mortgagor (without requiring any of them to act as such), such appointment being coupled with an interest, to do any or all of the following: (a) collect the Rents after the occurrence of an Event of Default and (b) settle for, collect and receive any proceeds or awards payable under Sections 6 or 8 hereof from the companies or authorities making the same.

16. Certain Waivers. The Mortgagor hereby waives and releases all benefit that might accrue to the Mortgagor by virtue of any present or future law exempting the Property, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale on execution, or providing for any stay of execution, exemption from civil process or extension of time for payment or any rights of marshalling in the event of any sale hereunder of the Property, and, unless specifically required herein, all notices of the Mortgagor’s default or of the Mortgagee’s election to exercise, or the Mortgagee’s actual exercise of any option under this Mortgage or any other Loan Document.

17. Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt to the Mortgagor or the Mortgagee. Such notices and other communications may be hand-delivered, sent by facsimile transmission with confirmation of delivery and a copy sent by first-class mail, or sent by nationally recognized overnight courier service, to a party’s address set forth above or to such other address as the Mortgagor or the Mortgagee may give to the other in writing for such purpose.

18. Further Acts. The Mortgagor will, at the cost of the Mortgagor, and without expense to the Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as the Mortgagee shall, from time to time, require for the better assuring, conveying, assigning, transferring or confirming unto the Mortgagee the property and rights hereby mortgaged, or which Mortgagor may be or may hereafter become bound to convey or assign to the Mortgagee, or for carrying out the intent of or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage. The Mortgagor grants to the Mortgagee, following the occurrence of an Event of Default, an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to the Mortgagee under this Mortgage, at law or in equity, including without limitation the rights and remedies described in this paragraph.

19. Changes in the Laws Regarding Taxation. If any law is enacted or adopted or amended after the date of this Mortgage which deducts the Obligations from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Mortgagor or the Mortgagee’s interest in the Property, the Mortgagor will pay such tax, with interest and penalties thereon, if any. If the Mortgagee determines that the payment of such tax or interest and penalties by the Mortgagor would be unlawful or taxable to the Mortgagee or unenforceable or provide the basis for a defense of usury, then the Mortgagee shall have the option, by written notice of not less than ninety (90) days, to declare the entire Obligations immediately due and payable.

20. Documentary Stamps. If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to any Note or this Mortgage, or impose any other tax or charge on the same, the Mortgagor will pay for the same, with interest and penalties thereon, if any.

21. Preservation of Rights. No delay or omission on the Mortgagee’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Mortgagee’s action or inaction impair any such right or power. The Mortgagee’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Mortgagee may have under other agreements, at law or in equity. The Mortgagee may exercise any one or more of its rights and remedies without regard to the adequacy of its security.

22. Illegality. In case any one or more of the provisions contained in this Mortgage should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

23. Changes in Writing. No modification, amendment or waiver of any provision of this Mortgage nor consent to any departure by the Mortgagor therefrom will be effective unless made in a writing signed by the Mortgagee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Mortgagor in any case will entitle the Mortgagor to any other or further notice or demand in the same, similar or other circumstance.

24. Entire Agreement. This Mortgage (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the Mortgagor and the Mortgagee with respect to the subject matter hereof.

25. Survival; Successors and Assigns. This Mortgage will be binding upon and inure to the benefit of the Mortgagor and the Mortgagee and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Mortgagor may not assign this Mortgage in whole or in part without the Mortgagee’s prior written consent and the Mortgagee at any time may assign this Mortgage in whole or in part; and provided, further, that the rights and benefits under the Paragraphs entitled “Environmental Matters,” “Inspection of Property” and “Indemnity” shall also inure to the benefit of any persons or entities who acquire title or ownership of the Property from or through the Mortgagee or through action of the Mortgagee (including a foreclosure, sheriff’s or judicial sale). The provisions of Paragraphs entitled “Environmental Matters,” “Inspection of Property” and “Indemnity” shall survive the termination, satisfaction or release of this Mortgage, the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure.

26. Interpretation. In this Mortgage, the singular includes the plural and the plural the singular; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or,” the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation” and references to sections or exhibits are to those of this Mortgage unless otherwise indicated. Section headings in this Mortgage are included for convenience of reference only and shall not constitute a part of this Mortgage for any other purpose. If this Mortgage is executed by more than one party as Mortgagor, the obligations of such persons or entities will be joint and several.

27. Indemnity. The Mortgagor agrees to indemnify each of the Mortgagee, the Banks, their affiliates, directors, officers and employees and each legal entity, if any, who controls the Mortgagee or any such other parties (the “Indemnified Parties”) and to hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with or arising out of the matters referred to in this Mortgage or in the other Loan Documents by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Mortgagor), whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Mortgagor, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority, which arises out of or relates to this Mortgage, any other Loan Document, or the use of the proceeds of the Loan; provided, however, that the foregoing indemnity agreement shall not apply to claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party’s gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Mortgage, payment of the Obligations and assignment of any rights hereunder. The Mortgagor may participate at its expense in the defense of any such action or claim.

28. Governing Law and Jurisdiction. This Mortgage has been delivered to and accepted by the Mortgagee and will be deemed to be made in the State of Maryland. THIS MORTGAGE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE MORTGAGOR AND THE MORTGAGEE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, EXCLUDING ITS CONFLICT OF LAW RULES, EXCEPT THAT THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED SHALL GOVERN THE CREATION, PERFECTION, ENFORCEMENT AND/OR FORECLOSURE OF THE LIENS CREATED HEREUNDER ON THE PROPERTY OR ANY INTEREST THEREIN. The Mortgagor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Mortgagee’s office indicated above is located; provided that nothing contained in this Mortgage will prevent the Mortgagee from bringing any action, enforcing any award or judgment or exercising any rights against the Mortgagor individually, against any security or against any property of the Mortgagor within any other county, state or other foreign or domestic jurisdiction. The Mortgagor acknowledges and agrees that the venue provided above is the most convenient forum for both the Mortgagee and the Mortgagor. The Mortgagor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Mortgage.

29. Modification of Mortgage. This Mortgage is subject to “modification” pursuant to Title 25, Section 2118 of the Delaware Code Annotated, as amended and shall be entitled to the priority provisions thereof.

30. WAIVER OF JURY TRIAL. THE MORTGAGOR IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, THE PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS MORTGAGE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS MORTGAGE OR OTHER LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE MORTGAGOR ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Mortgagor acknowledges that it has read and understood all the provisions of this Mortgage, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above.

Signed, sealed and delivered in the presence of:	DOVER INTERNATIONAL SPEEDWAY, INC., formerly known as Dover Downs International Speedway, Inc.

	By:	/s/ THOMAS G. WINTERMANTEL

(SEAL)
Print Name:	Print Name:	Thomas G. Wintermantel

Title:	Title:	Treasurer

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